                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K/A
                               (AMENDMENT NO. 1)

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)    October 9, 1996
                                                        ---------------

                        Physicians Resource Group, Inc.
       ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                 1-13778               76-0456864
   ----------------------         ------------        -------------------
 (State or other jurisdiction     (Commission           (IRS Employer
     of incorporation)            File Number)        Identification No.)


       Three Lincoln Centre, Suite 1540, 5430 LBJ Freeway, Dallas, TX 75240
 ---------------------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


 Registrant's telephone number, including area code     (972) 982-8200
                                                   -------------------------

         Reference is made to the Current Report on Form 8-K dated October 9, 1996 (the "Form 8-K") filed by Physicians Resource Group, Inc. on October 16, 1996. The Form 8-K is hereby amended to read in its entirety as follows:

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

         MELBOURNE ACQUISITION

         On October 9, 1996, Physicians Resource Group, Inc., a Delaware corporation (the "Company") acquired (the "Stock Purchase") all of the stock of Melbourne Eye Associates of Brevard, Inc., a Florida corporation and Melbourne Eye Associates, P.A., a Florida professional association (collectively, the "Practice") pursuant to the terms of a Share Exchange Agreement dated October 4, 1996 by and among PRG Florida XII, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("PRG Sub"), the Practice, William J. Broussard, M.D., Trustee U.T.D. March 24, 1980, Michael F. Corcoran, M.D., Trustee U.T.D. September 26, 1988, Andrew Zorbis, M.D., Ralph R. Paylor, M.D.,
L. Neal Freeman, M.D., Kaukwok Frederick Ho, M.D., Trustee U.T.D. November 24, 1989 (collectively, the "Stockholders") and the Company.

         As a result of the Stock Purchase, the Company became the indirect holder (through PRG Sub) of, with certain limitations, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the Practice. PRG Sub intends to provide the use of such assets to the Practice pursuant to the terms of the management services agreement entered into at the time of the Stock Purchase.

         To the best knowledge of the Company, at the time of the Merger there was no material relationship between (i) the Practice and the Stockholders on the one hand and (ii) the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer on the other.

         The aggregate consideration paid by the Company as a result of the Merger was 441,876 shares of the common stock, par value $.01 per share, of the Company. The acquisition consideration for the Stock Purchase was determined by arms-length negotiations between the parties to the Share Exchange Agreement.


ITEM 5.    OTHER EVENTS.

         The Company and various wholly-owned subsidiaries of the Company (each an "Additional Acquisition Sub"), entered into acquisition agreements (the "Additional Acquisition Agreements") with the following ophthalmological and optometric practices (the "Additional Practices") and physicians (the "Additional Physicians"):

         (i)     Richard D. Levin, M.D., P.S.C., Inc., and
                 Richard D. Levin, M.D.


         (ii) Safford Surgi-Center, Southwest Eye Associates, Ltd., SNW, Inc. and James Holder, O.D.

         (iii) Ophthalmological Associates, Ltd., Morton R. Green, M.D., Kenneth 0. Green, M.D., and Stephen R. Waltman, M.D.

         Pursuant to the Additional Acquisition Agreements, the respective Additional Acquisition Subs acquired (the "Additional Acquisitions"), with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the Additional Practices.

         As a result of the Additional Acquisitions, the Company became the indirect holder (through the respective Additional Acquisition Subs) of, with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the Additional Practices. The respective Additional Acquisition Subs intend to provide the use of such assets to the respective ophthalmological practices from which they were acquired pursuant to the terms of management services agreements.

         To the best knowledge of the Company, at the time of the Additional Acquisitions there was no material relationship between (i) the Additional Practices and the Additional Physicians, on the one hand, and (ii) the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer on the other.

         The aggregate consideration paid by the Company as a result of the Additional Acquisitions was 124,891 shares of the common stock, par value $.01 per share, of the Company and $722,450 cash. The acquisition consideration for the Additional Acquisitions was determined by arms-length negotiations between the parties to the applicable acquisition agreements.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The audited combined balance sheet of Melbourne Eye Associates of Brevard, Inc. and Melbourne Eye Associates, P.A. as of December 31, 1995, and the related combined statements of earnings, owners' equity and cash flows for the year then ended, are attached hereto as Annex A. Also attached hereto as Annex A are the unaudited combined consolidated balance sheet of Melbourne Eye Associates of Brevard, Inc. and Melbourne Eye Associates, P.A. as of June 30, 1996 and the related unaudited statements of income and cash flows for the six months ended June 30, 1995 and 1996.

         (b) The unaudited pro forma combined balance sheet of PRG as of June 30, 1996 attached hereto as Annex B assumes the consummation of the Stock Purchase as of that date. The unaudited pro forma consolidated statements of income of PRG also attached hereto as Annex B present the historical results of PRG as if PRG had consummated the Stock Purchase on January 1, 1995. Such pro forma information is not necessarily indicative of operating results that would have been achieved had such transaction been consummated on the dates presented and should not be construed as representative of future operations.


         (c)     Exhibits.

2.1 Share Exchange Agreement by and among PRG Florida XII, Inc., Melbourne Eye Associates of Brevard, Inc., Melbourne Eye Associates, P.A., William Broussard, Trustee U.T.D. March 24, 1980, Michael F. Corcoran, M.D., Trustee U.T.D. September 26, 1988, Andrew Zorbis, M.D., Ralph Paylor, M.D., L. Neal Freeman, M.D., and Kaukwok Frederick Ho, M.D., Trustee U.T.D. November 24, 1989 and Physicians Resource Group, Inc.
         (1)

2.2 Agreement and Plan of Reorganization by and among Ophthalmological Associates, Ltd., Morton R. Green, M.D., Kenneth O. Green, M.D., Stephen R. Waltman, M.D., PRG Gr Acq. Corp., and Physicians Resource Group, Inc. (1)

2.3 Asset Purchase Agreement by and among Safford Surgi-Center, Southwest Eye Associates, Ltd., James Holder, O.D., Sun Valley Acquisition Corporation and Physicians Resource Group, Inc. (1)

2.4 Asset Purchase Agreement by and among SNW, Inc., James Holder, O.D., Clarice Holder, Jeffrey Woodward, Suzy Woodward, Sun Valley Acquisition Corporation and Physicians Resource Group, Inc. (1)

2.5 Asset Purchase Agreement by and among Richard D. Levin, M.D., P.S.C. Inc., Richard D. Levin, M.D., PRG Ohio, Inc. and Physicians Resource Group, Inc. (1)

4.1      Restated Certificate of Incorporation of Physicians Resource Group,
         Inc. (2)

4.2 Certificate of Designations, Preferences, Rights and Limitations of Class A Preferred Stock of Physicians Resource Group, Inc. (2)

4.3      Third Amended and Restated Bylaws of Physicians Resource Group, Inc.
         (3)

4.4      Form of Warrant Certificate (2)

4.5 Rights Agreement dated as of April 19, 1996 between Physicians Resource Group, Inc. And Chemical Mellon Shareholder Services. (4)

4.6 Form of certificate evidencing ownership of Common Stock of Physicians Resource Group, Inc. (2)

23.1     Consent of Arthur Andersen, LLP (5)

---------------
(1)      Previously filed herewith.

(2) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-91440) and incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

(4) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-3852) and incorporated herein by reference.

(5)      Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PHYSICIANS RESOURCE GROUP, INC.



Date:  October 30, 1996                  By:/s/ Richard J. D'Amico
                                            -----------------------------------
                                                Richard J. D'Amico
                                                Senior Vice President and
                                                General Counsel

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:

     We have audited the accompanying combined balance sheet of Melbourne Eye Associates of Brevard, Inc. and Melbourne Eye Associates, P.A. as of December 31, 1995, and the related combined statements of earnings, owners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Melbourne Eye Associates of Brevard, Inc. and Melbourne Eye Associates, P.A. as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
October 16, 1996

                 MELBOURNE EYE ASSOCIATES OF BREVARD, INC. AND
                         MELBOURNE EYE ASSOCIATES, P.A.

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                     DECEMBER 31,     JUNE 30,
                                                                         1995           1996
                                                                     ------------    -----------
                                                                                     (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $  221,835     $  642,595
  Accounts receivable, net of allowance for doubtful accounts of
     $385,000 and $427,000, at December 31, 1995 and June 30, 1996
     (unaudited), respectively......................................   1,033,774      1,037,737
  Inventories.......................................................      25,083         25,603
  Prepaid expenses and other current assets.........................     336,657        132,894
                                                                      ----------     ----------
          Total current assets......................................   1,617,349      1,838,829
PROPERTY AND EQUIPMENT, net.........................................     571,140        631,077
OTHER NON CURRENT ASSETS............................................     391,113        429,945
                                                                      ----------     ----------
          Total assets..............................................  $2,579,602     $2,899,851
                                                                      ==========     ==========
                                LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.................................  $   17,143     $   11,428
  Short-term capital lease..........................................      20,930         14,825
  Accounts payable and accrued expenses.............................     305,578        301,338
  Accrued salaries and benefits.....................................     161,875        214,911
                                                                      ----------     ----------
          Total current liabilities.................................     505,526        542,502
LONG-TERM DEBT, net of current portion..............................      72,760         68,473
                                                                      ----------     ----------
          Total liabilities.........................................     578,286        610,975
                                                                      ----------     ----------
OWNERS' EQUITY......................................................  2,001,316..     2,288,876
                                                                      ----------     ----------
          Total liabilities and owners' equity......................  $2,579,602     $2,899,851
                                                                      ==========     ==========

    The accompanying notes are an integral part of these combined financial statements.

                 MELBOURNE EYE ASSOCIATES OF BREVARD, INC. AND
                         MELBOURNE EYE ASSOCIATES, P.A.

                        COMBINED STATEMENTS OF EARNINGS

                                                                          FOR THE SIX MONTHS ENDED
                                                                                  JUNE 30,
                                                          DECEMBER 31,    ------------------------
                                                              1995           1995          1996
                                                          ------------    ----------    ----------
                                                                                (UNAUDITED)
REVENUES:
  Medical service revenues, net.........................   $7,215,756     $3,497,168    $3,501,455
COSTS AND EXPENSES:
  Compensation to physician owners'.....................    2,768,259      1,357,525     1,284,582
  Salaries, wages, and benefits.........................    1,311,566        652,333       717,379
  Pharmaceuticals and supplies..........................      154,633         77,649       105,281
  General and administrative expenses...................    1,741,104        788,232       948,229
  Depreciation and amortization.........................      176,425         84,761        86,808
  Interest expense......................................          864          5,300         5,363
  Other expenses........................................       44,280          1,891         6,253
                                                           ----------     ----------    ----------
          Total costs and expenses......................    6,197,131      2,967,691     3,153,895
                                                           ----------     ----------    ----------
          Net earnings..................................   $1,018,625     $  529,477    $  347,560
                                                           ==========     ==========    ==========
SUPPLEMENTAL DISCLOSURE:
  Combined compensation to and net earnings of physician
     owners'............................................   $3,786,884     $1,887,002    $1,632,142
                                                           ==========     ==========    ==========

    The accompanying notes are an integral part of these combined financial statements.

                 MELBOURNE EYE ASSOCIATES OF BREVARD, INC. AND
                         MELBOURNE EYE ASSOCIATES, P.A.

                      COMBINED STATEMENT OF OWNERS' EQUITY

BALANCE, December 31, 1994.......................................................  $1,430,025
  Net earnings...................................................................   1,018,625
  Distributions to owners........................................................    (447,334)
                                                                                   ----------
BALANCE, December 31, 1995.......................................................   2,001,316
  Net earnings (unaudited).......................................................     347,560
  Distributions to owners (unaudited)............................................     (60,000)
                                                                                   ----------
BALANCE, June 30, 1996 (unaudited)...............................................  $2,288,876
                                                                                   ==========

    The accompanying notes are an integral part of these combined financial statements.

                 MELBOURNE EYE ASSOCIATES OF BREVARD, INC. AND
                         MELBOURNE EYE ASSOCIATES, P.A.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                             FOR THE SIX MONTHS
                                                                                    ENDED
                                                                                  JUNE 30,
                                                            DECEMBER 31,    ---------------------
                                                                1995          1995         1996
                                                            ------------    ---------    --------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings............................................   $1,018,625     $ 529,477    $347,560
  Adjustments to reconcile net earnings to net cash
     provided by operating activities --
     Depreciation and amortization........................      176,425        84,761      86,808
     Changes in assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net........................     (520,387)     (194,208)     (3,963)
          Inventories.....................................       (1,003)         (499)       (520)
          Prepaid expenses and other assets...............     (118,620)     (119,088)    164,931
       Increase (decrease) in --
          Accounts payable and accrued expenses...........      (40,884)       72,729      (4,240)
          Accrued salaries and benefits...................      103,802        46,927      53,036
                                                             ----------     ---------    --------
          Net cash provided by operating activities.......      617,958       420,099     643,612
                                                             ----------     ---------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.....................     (160,150)      (90,223)   (146,745)
                                                             ----------     ---------    --------
          Net cash used in investing activities...........     (160,150)      (90,223)   (146,745)
                                                             ----------     ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of debt.......................................      (41,307)      (21,071)    (16,107)
  Equity distributions to owners'.........................     (447,334)           --     (60,000)
                                                             ----------     ---------    --------
          Net cash used in financing activities...........     (488,641)      (21,071)    (76,107)
                                                             ----------     ---------    --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......      (30,833)      308,805     420,760
CASH AND CASH EQUIVALENTS, beginning of period............      252,668       252,668     221,835
                                                             ----------     ---------    --------
CASH AND CASH EQUIVALENTS, end of period..................   $  221,835     $ 561,473    $642,595
SUPPLEMENTAL DISCLOSURE
  Cash paid for interest..................................   $   14,045     $   7,862    $  5,011
  Cash paid for taxes.....................................   $    7,352     $   5,698    $  7,207

    The accompanying notes are an integral part of these combined financial statements.

                 MELBOURNE EYE ASSOCIATES OF BREVARD, INC. AND
                         MELBOURNE EYE ASSOCIATES, P.A.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Melbourne Eye Associates of Brevard, Inc. and Melbourne Eye Associates, P.A. (collectively "MEA"), are affiliated through common ownership, and are professional service corporations that are engaged in the practice of medicine specializing in ophthalmology, with practices in Melbourne, Florida.

     The accompanying financial statements reflect the combined operations of the affiliated practices and have been prepared on the accrual basis of accounting. The supplemental caption on the combined statements of earnings, "Combined compensation to and net earnings of the physician owners'," reflects the total earnings available to the physician owners' for each period.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     MEA considers all highly liquid instruments with original maturities of three months or less, to be cash and cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs, and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Inventories

     Inventories consist primarily of contact lenses, solutions, and miscellaneous pharmaceutical supplies, which are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is calculated using accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     The accompanying combined financial statements reflect the operations of an S corporation and a C corporation. In the S corporation, the income tax liabilities are the responsibility of the owner. The C corporation has historically not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners' has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the acquisition referred to in Note 12. Because of this practice, a provision for income taxes and deferred tax assets and liabilities of the taxable entities has not been reflected in these combined financial statements. The consistent presentation of the combined financial statements on a pretax basis also provides comparability that would not otherwise be the case when presenting a combination of various taxable and nontaxable entities.

                 MELBOURNE EYE ASSOCIATES OF BREVARD, INC. AND
                         MELBOURNE EYE ASSOCIATES, P.A.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Revenues

     Medical service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors, and others. Provisions for estimated third-party payor adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of MEA medical service revenues is related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, MEA participates in agreements with managed care organizations to provide services at negotiated rates.

  New Accounting Pronouncement

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Adoption of this standard is required for financial statements for fiscal years beginning after December 15, 1995. Earlier application is encouraged. MEA does not expect the new standard to have a material effect on MEA's results of operations.

  Concentration of Credit Risk

     MEA extends credit to patients covered by programs such as Medicare, Medicaid, and private insurers. MEA manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, when appropriate.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Unaudited Financial Information

     The unaudited interim combined financial statements as of June 30, 1996, and for the six-months ended June 30, 1996 and 1995, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited combined financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited combined financial statements. All such adjustments are of a normal and recurring nature.

                 MELBOURNE EYE ASSOCIATES OF BREVARD, INC. AND
                         MELBOURNE EYE ASSOCIATES, P.A.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                              ESTIMATED USEFUL     DECEMBER 31,
                                                               LIVES (YEARS)           1995
                                                              ----------------     ------------
    Equipment...............................................        5-10           $  1,224,707
    Automobiles.............................................         5                   14,965
    Leasehold improvements..................................        5-15                151,566
    Property and fixtures...................................        5-10                206,530
                                                                                   ------------
              Total.........................................                          1,597,768
    Less -- Accumulated depreciation and amortization.......                         (1,026,628)
                                                                                   ------------
              Property and equipment, net...................                       $    571,140
                                                                                   ============

4. LONG-TERM DEBT:

     Long-term debt consists of the following as of December 31, 1995:

    Note payable to bank, bearing interest at the prime rate plus 0.5% (9.0%
      at December 31, 1995), due in 2001. Monthly principal payments of approximately $1,429, collateralized by accounts receivable and equipment, and guaranteed by
      the stockholders........................................................  $ 89,903
                                                                                --------
              Less -- Current portion.........................................   (17,143)
                                                                                --------
              Long-term debt excluding current portion........................  $ 72,760
                                                                                ========

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

            1996.......................................................  $17,143
            1997.......................................................   17,143
            1998.......................................................   17,143
            1999.......................................................   17,143
            2000.......................................................   17,143
            Thereafter.................................................    4,188
                                                                         -------
                      Total............................................  $89,903
                                                                         =======

     MEA guarantees debt obligations of its stockholders and related parties. At December 31, 1995, the amount guaranteed was approximately $2,000,000. Accounts receivable and equipment have been pledged as collateral.

5. LINE OF CREDIT:

     There were no advances under MEA's line of credit at December 31, 1995. The maximum advance under the agreement is $400,000. The debt is collateralized by accounts receivable and equipment. Interest is charged at prime rate (8.50% as of December 31, 1995).

                 MELBOURNE EYE ASSOCIATES OF BREVARD, INC. AND
                         MELBOURNE EYE ASSOCIATES, P.A.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. CAPITAL LEASES:

     Capital leases for computer equipment consisted of the following as of December 31, 1995:

    Capital lease to financing company for computer equipment due in 1997, payable in monthly installments of $2,228 with interest at 12.26%, collateralized by the equipment..........................................  $20,930
                                                                                 -------
              Total capital lease payable......................................  $20,930
                                                                                 =======

     As of December 31, 1995, the annual lease commitments under the capital lease are as follows:

    Total minimum lease payments due...........................................  $22,280
      Less -- Amounts representing interest....................................   (1,350)
                                                                                 -------
    Present value of minimum lease payments....................................  $20,930
                                                                                 =======

7. OPERATING LEASES:

     Certain medical and office equipment and buildings are leased under noncancelable operating leases. At December 31, 1995, minimum annual lease commitments under noncancelable operating leases are as follows:

                                                                    RELATED
                                                                     PARTY         OTHER
                                                                   ----------     --------
    1996.........................................................  $  453,833     $ 76,290
    1997.........................................................     424,323       72,651
    1998.........................................................     511,126       69,340
    1999.........................................................     512,736       18,576
    2000.........................................................     514,394        9,675
    Thereafter...................................................   4,311,001           --
                                                                   ----------     --------
              Total..............................................  $6,727,413     $246,532
                                                                   ==========     ========

     Rent expense on related-party operating leases was approximately $347,000 for the year ended December 31, 1995. Non related party rent amounted to approximately $80,000 for the year ended December 31, 1995.

8. RELATED PARTY TRANSACTIONS:

     MEA's stockholders own various other entities that are engaged in a similar business at different locations. Various expenses are paid and cash is collected on behalf of the other entities. Included in prepaid expenses and other current assets are related party receivables of $296,320. Included in accounts payable and accrued expenses is $199,208 of related party payables. MEA's stockholders also own three of the buildings in which the practice conducts business (See
Note 7 for lease commitments disclosure).

9. EMPLOYEE BENEFIT PLAN:

     MEA has a 401(k) profit-sharing plan (the "Plan") which provides for MEA to make discretionary contributions. MEA pays all general and administrative expenses of the Plan. MEA made contributions related to the Plan totaling approximately $140,000 in 1995. An officer of MEA is the trustee of the Plan.

     MEA does not provide postretirement or postemployment benefits to employees.

                 MELBOURNE EYE ASSOCIATES OF BREVARD, INC. AND
                         MELBOURNE EYE ASSOCIATES, P.A.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10. CONTINGENCIES:

     MEA is insured with respect to medical malpractice risks on a claims-made basis. In the normal course of business, MEA has been named in a lawsuit, primarily alleging medical malpractice. In the opinion of MEA's management, final settlement, if any, due as a result of litigation, and without consideration of possible insurance recoveries, is not expected to be material to the operating results or financial condition of MEA.

11. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, "Disclosure about fair value of financial statements," requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short maturity of these instruments.

     The carrying amount of MEA s long-term debt approximates fair value due to MEA s ability to obtain such borrowings on comparable terms and the floating nature of the interest rates.

12. SUBSEQUENT EVENT:

     On October 9, 1996, MEA completed a stock-for-stock merger transaction with Physicians Resource Group, Inc. (PRG), in exchange for 441,876 shares of PRG common stock.

     The combined financial statements of MEA have been prepared as supplemental information about the entities which PRG acquired. MEA previously operated as separate independent entities. The historical financial position, results of operations, and cash flows do not reflect any adjustments relating to the acquisition.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                        PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements include the unaudited pro forma balance sheet as of June 30, 1996 as if the acquisition of Houston Eye Associates (Houston Eye); South Texas Retina Consultants, P.A. (South Texas); Melbourne Eye Associates of Brevard, Inc. and Melbourne Eye Associates, Inc., P.A. (Melbourne), Equimed, Inc. - Ophthamology Business (Equimed); and American Ophthalmic, Inc. and Subsidiaries (AOI) (the Purchased Entities) (collectively the Third Quarter Acquisitions) had occurred on that date, and include the unaudited pro forma statement of operations for the years ended December 31, 1995 and for the six months ended June 30, 1996 as if the merger with Cincinnati Eye Institute, Inc. and affiliate (Cincinnati Eye); Tampa Eye Clinic, P.A. (Tampa Eye); Gregory L. Henderson, M.D., P.A. (Henderson); The Eye Institute of West Florida, P.A. and Douglas G. Johnson, O.D., P.A. (West Florida); Stuart J. Kaufman, M.D. and Associates, P.A. (Kaufman); F. A. Hauber, M.D., P.A. (Hauber) (the Pooled Entities) had occurred as of January 1, 1993 and the acquisition of Houston Eye, South Texas, Melbourne, Equimed and AOI and certain other transactions as described below had occurred as of January 1, 1995.

     The unaudited pro forma statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 also give effect to (i) the consummated PRG initial public offering (IPO) and simultaneous exchange of cash, shares of its common stock and note payable for certain assets of and liabilities (the Reorganization) associated with ten eye care practices; (ii) the issuance of 3,553,000 shares of PRG common stock in the IPO and the application of the net proceeds therefrom; (iii) the acquisition of certain assets from and consummation of service agreements with 25 eye care practices by PRG during the first, second, third and fourth quarter-to-date of 1996 and the acquisition of Equimed and AOI (the 1996 Acquisitions); (iv) the acquisition of certain assets from and consummation of service agreements with eye care practices during 1995 and 1996 made by EyeCorp, Equimed and AOI prior to their respective transactions with PRG (the 1995 EyeCorp Acquisitions, Equimed Acquisitions, and AOI Acquisitions); and (v) the issuance of 4,250,000 shares of PRG in a public offering during May, 1996 and the application of the net proceeds therefrom.

     The unaudited merger/significant transactions pro forma financial statements have been prepared by PRG based on the financial statements of PRG and the Third Quarter Acquisitions included elsewhere in this Form 8-K/A or previously filed Form 8-K's, the unaudited financial statements of practices acquired by PRG in the 1996 Acquisitions and the practices acquired in the 1995 EyeCorp Acquisitions, the Equimed Acquisitions, and the AOI Acquisitions and other assumptions deemed appropriate by PRG. These unaudited pro forma financial statements may not be indicative of the actual results had the above events and transactions occurred on the dates indicated or of actual results which may be realized in the future. Neither expected benefits and cost reductions anticipated by PRG nor future corporate costs and expenses related to the 1996 Acquisitions, the 1995 EyeCorp Acquisitions, the Equimed Acquisitions, and the AOI Acquisitions have been reflected in the accompanying unaudited pro forma financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                           PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1996
                                    (000'S)

                                                                  PURCHASE
                                                                 ADJUSTMENTS
                                                       PRG       -----------
                                                   and POOLED     PURCHASED          TOTAL
                                                    ENTITIES      ENTITIES         PRO FORMA
                                                    --------     -----------       ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................       $ 82,278      $(79,001)(A)     $  3,277
  Accounts receivable, net...................         18,480        22,069 (A)       40,549
  Receivables due from affiliated
    practices................................         14,684           135 (A)       14,819
  Inventories................................          3,638         1,003 (A)        4,641
  Prepaid expenses and other current
    assets...................................          5,104         3,196 (A)        8,300
                                                    --------      --------         --------
        Total current assets.................        124,184       (52,598)          71,586
PROPERTY AND EQUIPMENT, net:.................         43,951        19,028 (A)       62,979
INTANGIBLE ASSETS, net:......................        112,370       236,200 (A)      348,570
OTHER NONCURRENT ASSETS, net.................          3,895         1,919 (A)        5,814
                                                    --------      --------         --------
        Total assets.........................       $284,400       204,549         $488,949
                                                    ========      ========         ========
LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Notes payable and current portion of
    long-term debt...........................       $  3,629      $    926 (A)     $  4,555
  Accounts payable and accrued expenses......         11,391         1,769 (A)       13,160
  Accrued salaries and benefits..............          5,636        10,864 (A)       16,500
                                                    --------      --------         --------
        Total current liabilities............         20,656        13,559           34,215
LONG-TERM DEBT, net of current portion.......         13,186        76,100 (A)       89,286
DEFERRED TAXES and OTHER LONG-TERM
  LIABILITIES................................         30,124        50,028 (A)       80,152
                                                    --------      --------         --------
        Total liabilities....................         63,966       139,687          203,653
OWNERS' EQUITY:
  Common stock...............................            259            29 (A)          288
  Additional paid-in capital.................        215,711        64,833 (A)      280,544
  Retained earnings (deficit)................          4,464            --            4,464
                                                    --------      --------         --------
        Total owners' equity.................        220,434        64,862          285,296
                                                    --------      --------         --------
        Total liabilities and owners'
          equity.............................       $284,400      $204,549         $488,949
                                                    ========      ========         ========

 See accompanying notes to unaudited merger/significant transactions pro forma balance sheet.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                      PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                       (000'S, EXCEPT PER SHARE AMOUNTS)

                                                               PURCHASE ADJUSTMENTS
                                                --------------------------------------------------
                     PRG                                                                  1995
                     and                                              1996              EYECORP
                    Pooled        POOLING            IPO           ACQUISITIONS       ACQUISITIONS        TOTAL
                   Entities     ADJUSTMENTS     REORGANIZATION      AND OTHER          AND OTHER        PRO FORMA
                   --------     -----------     --------------     ------------       ------------      ---------
REVENUES:
  Management
    service
    revenues...    $75,610        $    --         $ 22,085 (C)       $ 170,317 (J)       $ 40,424 (R)   $308,436
  Surgery
    center
    revenue....     12,935             --            2,821 (C)          25,967 (J)          4,749 (R)     46,472
  Other
    revenues...      1,422             --                5 (D)             961 (K)            --           2,388
                   -------         -------        --------           ----------          --------       --------
       Total
    revenues...     89,967             --           24,911             197,245             45,173        357,296
COSTS AND
  EXPENSES:
  Salaries,
    wages and
    benefits...     50,061        (18,803)(B)       10,199 (D)          75,978 (K)         15,455 (S)    132,890
  Pharmaceuticals
    and
    supplies...      9,487             --            3,494 (D)          18,181 (K)          7,659 (S)     38,821
  General and
    administrative
    expenses...     22,478         12,693 (B)        6,115 (D)          63,545 (K)         13,653 (S)    116,960
                                                      (334)(G)             (54)(M)           (676)(T)
                                                                          (460)(N)
  Depreciation
    and
    amortization...  3,498             --            1,217 (D)           7,756 (K)          1,264 (S)     26,090
                                                      (194)(F)             (20)(H)          1,448 (U)
                                                       159 (G)          10,939 (L)
                                                                            23 (M)
  Write-off of
    intangible
    assets.....         --             --               --               4,126 (P)           --            4,126

  Executive
    resignation
    expenses...      1,117             --               --                  --               --            1,117
  Interest
    expense....      1,516             --              233 (D)           7,893 (K)            379 (S)      8,641
                                                       (82)(E)             (22)(H)           (207)(V)
                                                       (24)(F)          (5,045)(Q)
                                                                         4,000 (O)
                   -------        -------         --------          ----------           ---------      --------
        Total
          costs
          and
    expenses...     88,157         (6,110)          20,783             186,840             38,975        328,645
                   -------        -------         --------          ----------           ---------      --------

INCOME BEFORE
  INCOME
  TAXES........      1,810          6,110            4,128              10,405              6,198         28,651
PROVISION FOR
  INCOME
  TAXES........       (501)        (2,634)(I)       (1,610)(I)          (3,873)(I)         (2,479)(I)    (11,097)(I)
                   -------        -------         --------          ----------           --------       --------
NET INCOME.....    $ 1,309        $ 3,476         $  2,518          $    6,532           $  3,719       $ 17,554 (W)
                   =======        =======         ========          ==========           ========       ========
NET INCOME PER
  SHARE........    $  0.10                                                                              $   0.60
                   =======                                                                              ========
NUMBER OF
  SHARES USED
  IN NET INCOME
  PER SHARE
 CALCULATION...     12,678                                                                                29,240 (X)
                   =======                                                                              ========

 See accompanying notes to unaudited merger/significant transactions pro forma statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                      PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                       (000'S, EXCEPT PER SHARE AMOUNTS)

                                                                       PURCHASE
                                                                     ADJUSTMENTS
                                                                    ------------
                                      PRG and                           1996
                                      POOLED         POOLING        ACQUISITIONS        TOTAL
                                     ENTITIES      ADJUSTMENTS       AND OTHER        PRO FORMA
                                     --------      -----------      ------------      ---------
REVENUES:
  Management service revenues....    $ 88,549      $        --      $  64,587 (J)     $  153,136
  Surgery center revenue.........      12,454               --         11,089 (J)         23,543
  Other revenues.................       1,896               --            323 (K)          2,219
                                     --------      -----------      ---------         ----------
          Total revenues.........     102,899               --         75,999            178,898
COSTS AND EXPENSES:
  Salaries, wages and benefits...      51,768          (10,511)(B)     26,887 (K)         68,144
  Pharmaceuticals and supplies...      13,046               --          8,793 (K)         21,839
  General and administrative
     expenses....................      23,904            7,515 (B)     25,633 (K)         57,052
  Depreciation and
     amortization................       4,418               --          2,568 (K)         11,786
                                                                        4,800 (L)
  Pooling merger transaction.....       9,000               --             --              9,000
  Interest expense...............         341               --          3,177 (K)          3,310
                                                                       (2,208)(Q)
                                                                        2,000 (O)
                                     --------      -----------      ---------          ---------
          Total costs and
            expenses.............     102,477           (2,996)        71,650            171,131
                                     --------      -----------      ---------          ---------
INCOME (LOSS) BEFORE INCOME
  TAXES..........................         422            2,996          4,349              7,767
PROVISION FOR INCOME TAXES.......      (3,276)          (1,503)(I)     (1,152)(I)         (5,931)(I)
                                     --------      -----------      ---------          ---------
NET INCOME (LOSS)................    $ (2,854)     $     1,493      $   3,197          $   1,836 (W)
                                     ========      ===========      =========          =========
NET INCOME (LOSS) PER SHARE......    $  (0.13)                                         $    0.06
                                     ========                                          =========
NUMBER OF SHARES USED IN NET
  INCOME PER SHARE CALCULATION...      21,768                                             29,673 (X)
                                     ========                                          =========

 See accompanying notes to unaudited merger/significant transactions pro forma statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                        PRO FORMA FINANCIAL STATEMENTS
                         (000'S, EXCEPT SHARE AMOUNTS)

PRO FORMA BALANCE SHEET ADJUSTMENTS

     The accompanying pro forma balance sheet as of June 30, 1996 gives effect to the Third Quarter Acquisitions as if such transactions or events had occurred on June 30, 1996. The estimated fair market values reflected below are based on preliminary estimates and assumptions and are subject to revision. In management's opinion, the preliminary allocation is not expected to be materially different than the final allocation.

     (A) Reflects the Third Quarter Acquisitions which include Melbourne, Equimed, and AOI. Pursuant to the Third Quarter Acquisitions, PRG acquired certain assets and assumed certain liabilities, excluding cash, in exchange for the issuance of 2,939,432 shares of PRG common stock and $89,000 in cash. The $89,000 cash payment was funded through $79,000 in available cash and $10,000 draw on the PRG Credit Facility. Simultaneously, with the purchase of the eye care practices' assets and liabilities, the Company enters into a 40 year service agreement with the practices. The estimated fair market value of the assets and liabilities of the Third Quarter Acquisitions are as follows:


                                    DESCRIPTION                                 AMOUNT
                                    -----------                                --------
                                                                                (000'S)
    Net assets acquired --
      Accounts receivable, net................................................  $ 22,069
      Receivables due from affiliated practices...............................       135
      Inventories.............................................................     1,003
      Prepaid expenses and other current assets...............................     3,196
      Property and equipment, net.............................................    19,028
      Intangible assets.......................................................   236,200
      Other noncurrent assets, net............................................     1,919
      Notes payable and current portion of long-term debt.....................      (926)
      Accounts payable and accrued expenses...................................    (1,769)
      Accrued salaries and benefits...........................................   (10,864)
      Long-term debt, net.....................................................   (66,101)
      Deferred taxes and other long-term liabilities..........................   (50,028)
                                                                                --------
                                                                                $153,862
                                                                                ========
    Consideration paid --
      Common stock............................................................  $ 64,862
      Cash....................................................................    89,000
                                                                                --------
                                                                                $153,862
                                                                                ========

     The value of the shares issued in the Third Quarter Acquisitions was based on the average trading price prior to the closing of the individual transactions and is discounted, as appropriate, for trading restrictions. Identifiable intangible assets consist of the nonphysician employee work force, and the service agreements. The estimated fair value of the nonphysician employee work force is based on the estimated cost to replace the work force. The estimated fair value of the service agreement for clinics is the excess of the purchase price over the estimated fair value of the tangible assets and work force acquired and liabilities assumed.

     In connection with the allocation of the purchase price to identifiable intangible assets, PRG analyzed the nature of each practice including the number of physicians in each group, number of clinics and their ability to recruit and develop additional physicians; value of the nonphysician employee work force; length of service agreement and ability to enforce the agreement; existence of an ambulatory surgery center (ASC), if any, and the trend in health care delivery methods to an ASC-type facility. Management's analysis indicated that the work force in place to be acquired represents an intangible asset. The typical replacement cost of the work force has been estimated and will be amortized over the expected average seven-year worklife of the existing work force. The physician groups have the ability to extend their existence indefinitely; however, the length of

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

the service agreement, typically 40 years with additional renewal options, effectively establishes a finite life for the amortization of intangibles. These practices typically break into two categories:

          (1) Physician practices and larger optometric practices are characterized by multiple clinics, large staffs and multiple practitioners and are composed of a mixture of surgery and complex vision service providers with high-volume optometric providers. These practice groups typically operate in a partnership manner and actively recruit physicians for fellowship programs, or as employee physicians and, if appropriate, subsequently admit qualified physicians into various levels of group practice ownership. This manner of operations allows a practice to perpetuate itself as individual physicians retire or are otherwise replaced. Management of PRG estimates that the average major practice group has practiced as a group for more than 15 years. The service agreements with these groups are typically 40 years and, because the practice group has an indefinite life, the Company has chosen to amortize the intangible created over the shorter of 40 years or the life of the related service agreement.

          (2) The second practice category, optometric practices, can be characterized as being composed of a single provider, smaller staffs and one clinic and are typically limited to optometric services and primary eye care. These practices do not normally have the same indefinite life characteristics as the larger practices, and the intangible created in the purchase transaction will be amortized over a 15-year period representing the expected life of the related practice although the related service agreement may extend well beyond that period.

     The carrying value of the intangible assets will be reviewed at each reporting period on a practice-by-practice basis to determine if facts and circumstances exist which would suggest that the intangible assets may be impaired or that the amortization period needs to be modified. Among the factors PRG will consider in making the evaluation are changes in the market position, reputation, profitability and geographical penetration of the practices or ASCs. If indicators are present which indicate impairment is probable, PRG will prepare a projection of the undiscounted cash flows of the specific practice and determine if the intangible assets are recoverable based on these undiscounted cash flows. If impairment is indicated, then an adjustment will be made to reduce the carrying amounts of the intangible assets to their values. PRG does not expect the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to Be Disposed Of," to have a material impact on its financial condition or results of operations.

     (B) Historical compensation to the owners has been reversed and future professional service fees properly recorded. The previous owners of the Pooled Entities will receive a professional service fee equal to 65% of income before taxes as compensation for the services rendered by the physicians to the Clinic.

PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

     The accompanying unaudited pro forma statements of operations assume that as of January 1, 1993, PRG and the Pooled Entities had completed the merger. In addition, the accompanying unaudited pro forma statements of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 assume that as of January 1, 1995, PRG had completed the IPO and Reorganization, the 1996 Acquisitions, the 1995 EyeCorp Acquisitions, the Equimed Acquisitions, the AOI Acquisitions and the May, 1996 issuance of shares in a public offering.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

NOTES (C) - (G) REPRESENT ADJUSTMENTS RELATING TO THE IPO AND REORGANIZATION

     (C) Represents calculated management service revenues of PRG, determined in accordance with the management service agreements applied to the historical operating results of the initial affiliated practices for the first six months of 1995.

                                  DESCRIPTION
                                  -----------                                  YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
                                                                                 (000'S)
    Management service revenues(1)..........................................    $ 22,085
                                                                                 =======
    Revenues from ACSs(2)...................................................    $  2,821
                                                                                 =======

PRG receives, with respect to each of the initial affiliated practices, revenues based on the following components:

          (1) Under the terms of its service agreements, PRG receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of revenues relating to physician and certain other medical services.

          (2) With respect to several of the Practices, PRG owns or operates ASCs and receives the related revenues for certain nonphysician services.

     Various of these services fees are subject to certain negotiated performance and other adjustments. The negotiated adjustments vary on a practice-by-practice basis and include adjustments that cap or otherwise align the fees based on percentages of revenues at specified levels related to the profitability of the practice. Additionally, certain of the service fees based on percentages of revenues are adjusted based on the actual results of the practices, resulting in lower service fee ratios for incremental practice results over specified base levels.

     (D) Represents an adjustment to reflect historical costs of the initial affiliated practices which have been subsequently assumed by PRG in order to fulfill PRG's obligations under the service agreements with such practices. The components of the adjustment for the first half of the year ended December 31, 1995, include costs of the initial affiliated practices and a management services organization (MSO) purchased by PRG in the Reorganization which are included in the historical financial statements of the initial affiliated practices.

                                  DESCRIPTION
                                  -----------                                  YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
                                                                                (000'S)
    Other revenue, net......................................................    $     (5)
    Salaries, wages and benefits............................................      10,199
    Pharmaceuticals and supplies............................................       3,494
    General and administrative expenses.....................................       6,115
    Depreciation and amortization...........................................       1,217
    Interest expense........................................................         233

     (E) Reflects the elimination of interest expense related to debt extinguished with proceeds of the IPO.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     (F) Reflects adjustments to the historical costs and expenses as follows:


                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Change in depreciation method --
      Pro forma depreciation(1).............................................    $    916
      Depreciation recorded in entry (D)....................................      (1,148)
                                                                                 -------
              Net depreciation adjustment...................................    $   (232)
                                                                                 =======
    Additional amortization --
      Pro forma amortization(2).............................................    $    107
      Amortization recorded in entry (D)....................................         (69)
                                                                                 -------
              Net amortization adjustment...................................    $     38
                                                                                 =======
    Reduction of interest expense --
      Interest expense on capital leases that will not be incurred on a pro
         forma basis(3).....................................................    $    (24)
                                                                                 =======

     Further explanation of the components of these calculations is as follows:

          (1) The depreciation adjustment results from a change from an accelerated method to a straight-line method and, where PRG has determined that it is appropriate, a revision in the estimated useful lives of those assets. The calculated pro forma amount is based on property and equipment acquired of $11,305 with composite average useful lives of six years as of January 1, 1995.

          (2) Pro forma amortization of intangibles relates to $4,293 of intangible assets resulting from the purchase of an MSO, which is being amortized on a straight-line basis over a period of 40 years. This portion of the amortization of the intangible asset has been included in entry (D).

          (3) Certain capital leases recorded by the initial Affiliated Practices were not assumed by PRG because the underlying assets have been acquired by PRG from their owners.

     (G) Reflects reversal of operating lease expense for previously leased assets with a net book value of approximately $3,736 acquired from owners of the initial affiliated practices and the recording of depreciation expense on a straightline basis over a composite average useful life of 12 years. Debt obligations relating to the underlying assets under operating leases of $2,401 as of December 31, 1995 have been extinguished with the proceeds of the IPO. Accordingly, interest expense on such debt has not been reflected in the accompanying pro forma statement of operations.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Reduction of lease expense..............................................     $ (353)
    Property tax on acquired assets.........................................         19
                                                                                  -----
              Total general and administrative..............................     $ (334)
                                                                                  =====
    Depreciation of acquired assets.........................................     $  159
                                                                                  =====

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

NOTE (H) REFERS TO EXCLUDED ASSETS FROM THE 1996 ACQUISITIONS

     (H) Reflects the elimination of expenses related to certain assets which have been included within the historical costs and expenses of the 1996 Acquisitions but will not be associated with PRG on an ongoing basis.

NOTE (I) REFERS TO INCOME TAXES

     (I) Reflects federal and state income taxes that PRG would have incurred on pro forma income before taxes.

NOTES (J) - (Q) REFER TO ADJUSTMENTS RELATING TO 1996 ACQUISITIONS AND OTHER

     (J) Represents calculated management service revenues of PRG, determined in accordance with the applicable service agreement applied to the historical operating results of the 1996 Acquisitions, Equimed Acquisitions and AOI Acquisitions.

                                                                        SIX
                                                                       MONTHS
                                                                       ENDED
                                                       DECEMBER 31,   JUNE 30,
                       DESCRIPTION                         1995         1996
                       -----------                     ------------   --------
                                                         (000'S)
    Management service revenues(1).....................  $170,317     $ 64,587
                                                         ========     ========
    Revenues from ASCs(2)..............................  $ 25,967     $ 11,089
                                                         ========     ========

PRG will receive revenues, with respect to each of the 1996 Acquisitions, Equimed Acquisitions and AOI Acquisitions based on the following components:

          (1) Under the terms of its service agreements, the Company receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of revenues relating to physician and certain other medical services.

          (2) With respect to several of the practices, PRG owns or operates ASCs and receives related revenues for certain nonphysician services.

     (K) Represents an adjustment to reflect historical costs of the 1996 Acquisitions, Equimed Acquisitions and AOI Acquisitions which will be assumed by PRG in order to fulfill PRG's obligation under the applicable service agreements. The components of the adjustment include the historical operating costs of the acquisitions.

                                                                    SIX MONTHS
                                                                      ENDED
                                                   DECEMBER 31,      JUNE 30,
                  DESCRIPTION                          1995            1996
                  -----------                      ------------     ----------
                                                     (000'S)          (000'S)
    Other revenue, net.............................  $   (961)           (323)
    Salaries, wages and benefits...................    75,978          26,887
    Pharmaceuticals and supplies...................    18,181           8,793
    General and administrative expenses............    63,545          25,633
    Depreciation and amortization..................     7,756           2,568
    Interest expense...............................     7,893           3,177

     (L) Reflects adjustments to historical costs and expenses of $669, $1,008 and $3,123 for the six months ended June 30, 1996 and $1,897, $2,155 and $6,887 for the year ended December 31, 1995, for (1) amortization of work

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

force, (2) amortization of goodwill related to the ASCs and (3) amortization of intangibles related to the service agreements.

     (M) Reflects reversal of operating lease expense for previously leased assets which will be acquired from owners of the 1996 Acquisitions and the recording of depreciation expense on a straight-line basis.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Reduction of lease expense..............................................      $(54)
    Depreciation of acquired assets.........................................        23

     (N) Includes the elimination of nonrecurring professional fees related to a reorganization of one of the practices and nonrecurring professional fees related to the 1996 Acquisitions which are included in the historical financials of the 1996 Acquisitions.

     (O) Reflects a reduction in interest income due to a $79,000 reduction in cash available for investment in tax-free securities and an increase in interest expense due to incremental borrowings required of $10,000 to fund the purchase of Equimed and AOI and $5,000 to pay acquisition related costs.

                                                                      SIX MONTHS
                                                                        ENDED
                                             INTEREST   DECEMBER 31,   JUNE 30,
            DESCRIPTION                        RATE         1995         1996
            -----------                        ----     ------------  ----------
Reduction of Interest Income ..............    3.6%        $2,875       $1,437
Increase in Interest Expense ..............    7.5%         1,125          563
                                                           ------       ------
Net decrease in Interest Income ...........                $4,000       $2,000
                                                           ======       ======

     (P) Represents AOI management decision to write off approximately $2,798 in goodwill, $1,178 assigned to trade name and $150 of non-compete agreements determined to be not recoverable in 1995.

     (Q) Reflects reduction in interest expense of $1,440 and $1,186 associated with an $18,000 and $38,114 reduction in debt bearing interest at 8% during 1995 and the six months ended June 30, 1996, respectively, from the proceeds of the May 1996 stock offering. In addition, the remaining proceeds from the stock offering of $97,430 and $77,316 during 1995 and the six months ended June 30, 1996, has been invested in tax-free securities bearing interest at approximately 3.7%. Therefore interest income of $3,605 and $1,022 during 1995 and the six months ended June 30, 1996, has also been included in income.

NOTES (R) - (U) REFER TO 1995 EYECORP ACQUISITIONS AND OTHER

     (R) Represents calculated EyeCorp management service revenues determined in accordance with the applicable service agreements applied to the historical operating results of the 1995 EyeCorp Acquisitions.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Management service revenues(1)..........................................    $ 40,424
                                                                                ========
    Revenues from ASCs(2)...................................................    $  4,749
                                                                                ========
















     EyeCorp will receive, with respect to each of the 1995 EyeCorp Acquisitions, revenues based on the following primary components:

          (1) Under the terms of its service agreements (which have terms similar to PRG's service agreements), EyeCorp receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of each practice's revenues or pretax earnings relating to physician and certain other medical services.

          (2) EyeCorp owns or operates ASCs and receives the related revenues for certain nonphysician services.

     (S) Represents an adjustment to reflect historical costs of the 1995 EyeCorp Acquisitions which will be assumed by EyeCorp in order to fulfill EyeCorp's obligations under the applicable Service Agreements.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Salaries, wages and benefits............................................    $ 15,455
    Pharmaceuticals and supplies............................................       7,659
    General and administrative expenses.....................................      13,653
    Depreciation and amortization...........................................       1,264
    Interest expense........................................................         379

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     (T) Represents an adjustment to remove the nonrecurring unsuccessful financing costs included in the EyeCorp historical financials.

     (U) Represents additional amortization of intangible assets established in the 1995 EyeCorp Acquisitions which occurred in late December 1995. If the 1995 EyeCorp Acquisitions had occurred on January 1, 1995, intangible assets would have aggregated approximately $36,566 and additional amortization would have aggregated $1,359 for the year ended December 31, 1995. Also includes $89 amortization of capitalized transaction and other fees for the year ended December 31, 1995.

     (V) Reflects a reduction in interest expense due to a reduction in interest rates associated with repaying EyeCorp's existing debt borrowed under the prior credit facility with a portion of the proceeds from the borrowings under the EyeCorp credit facility. This interest reduction was partially offset by an overall increase in debt due to additional borrowings to fund the purchase price of the 1995 EyeCorp Acquisitions. The reduction in interest expenses is calculated as follows:

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                 (000'S)
    Interest expense --
      Prior Credit Facility.................................................    $(1,393)
      EyeCorp Credit Facility...............................................      1,186
                                                                                -------
              Reduction in interest expense.................................    $  (207)
                                                                                =======

     The prior credit facility's weighted average principal balance outstanding for the year ended December 31, 1995, was approximately $14,287 and the applicable interest rate was 9.75%. The EyeCorp credit facility pro forma weighted average principal balance outstanding (assuming additional borrowings to fund the cash portion of the purchase price of the 1995 EyeCorp Acquisitions and related transactions) for the year ended December 31, 1995 was approximately $14,825 and the applicable interest rate was 8.0%.

NOTES (W) - (X) REFER TO THE PRO FORMA TOTALS

     (W) The Company has decided to continue to apply the provisions of APB Opinion 25 to its stock-based employee compensation arrangements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     (X) Weighted average shares outstanding is summarized below:

                                                                    SIX MONTHS
                                                     YEAR ENDED       ENDED
                                                    DECEMBER 31,     JUNE 30,
                                                    ------------    ----------
            DESCRIPTION                                 1995           1996
    ----------------------------                     ----------     ----------
                                                              (000'S)
    Outstanding PRG shares.........................   9,558,244      9,558,244
    PRG stock options impact, using the treasury
      stock method.................................     344,684        595,339
    PRG shares issued in the 1996 Acquisitions.....   5,197,648      5,197,648
    Equivalent shares of EyeCorp common stock
      equivalents at the exchange ratio............   6,089,506      6,089,506
    PRG shares issued to Pooled Entities
      shareholders.................................   3,592,030      3,592,030
    PRG shares issued in connection with the
      public offering during May, 1996.............   4,250,000      4,250,000
    PRG stock options impact, EyeCorp options
      assumed using the treasury stock method......     208,117        253,922
    PRG stock issued in connection with stock
      options exercised............................          --        135,981
                                                     ----------     ----------
                                                     29,240,229     29,672,670
                                                     ==========     ==========

                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
2.1      Share Exchange Agreement by and among PRG Florida XII, Inc., Melbourne
         Eye Associates of Brevard, Inc., Melbourne Eye Associates, P.A.,
         William Broussard, Trustee U.T.D. March 24, 1980, Michael F. Corcoran,
         M.D., Trustee U.T.D. September 26, 1988, Andrew Zorbis, M.D., Ralph
         Paylor, M.D., L. Neal Freeman, M.D., and Kaukwok Frederick Ho, M.D.,
         Trustee U.T.D. November 24, 1989 and Physicians Resource Group, Inc.
         (1)

2.2      Agreement and Plan of Reorganization by and among Ophthalmological
         Associates, Ltd., Morton R. Green, M.D., Kenneth O. Green, M.D.,
         Stephen R. Waltman, M.D., PRG Gr Acq. Corp., and Physicians Resource
         Group, Inc. (1)

2.3      Asset Purchase Agreement by and among Safford Surgi-Center, Southwest
         Eye Associates, Ltd., James Holder, O.D., Sun Valley Acquisition
         Corporation and Physicians Resource Group, Inc. (1)

2.4      Asset Purchase Agreement by and among SNW, Inc., James Holder, O.D.,
         Clarice Holder, Jeffrey Woodward, Suzy Woodward, Sun Valley
         Acquisition Corporation and Physicians Resource Group, Inc. (1)

2.5      Asset Purchase Agreement by and among Richard D. Levin, M.D., P.S.C.
         Inc., Richard D. Levin, M.D., PRG Ohio, Inc. and Physicians Resource
         Group, Inc. (1)

4.1      Restated Certificate of Incorporation of Physicians Resource Group,
         Inc. (2)

4.2      Certificate of Designations, Preferences, Rights and Limitations of
         Class A Preferred Stock of Physicians Resource Group, Inc. (2)

4.3      Third Amended and Restated Bylaws of Physicians Resource Group, Inc.
         (3)

4.4      Form of Warrant Certificate (2)

4.5      Rights Agreement dated as of April 19, 1996 between Physicians
         Resource Group, Inc.  And Chemical Mellon Shareholder Services. (4)

4.6      Form of certificate evidencing ownership of Common Stock of Physicians
         Resource Group, Inc. (2)

23.1     Consent of Arthur Andersen, LLP (5)

---------------
(1)      Previously filed herewith.

(2) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-91440) and incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

(4) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-3852) and incorporated herein by reference.

(5)      Filed herewith.